FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 29, 1997
                                                   REGISTRATION NO.

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             UCAR INTERNATIONAL INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

          DELAWARE                                      06-1385548
(STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)

                              39 OLD RIDGEBURY ROAD
                           DANBURY, CONNECTICUT 06817
                                 (203) 207-7700
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                       ---------------------------------

                             UCAR INTERNATIONAL INC.
                          COMPENSATION DEFERRAL PROGRAM
                    (AS AMENDED AND RESTATED NOVEMBER, 1995)

                       ---------------------------------

                             PETER B. MANCINO, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                             UCAR INTERNATIONAL INC.
                              39 OLD RIDGEBURY ROAD
                           DANBURY, CONNECTICUT 06817
                                 (203) 207-7740
           (NAME AND ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         -----------------------------
                               COPY REQUESTED TO:
                             M. RIDGWAY BARKER, ESQ.
                            KELLEY DRYE & WARREN LLP
                               TWO STAMFORD PLAZA
                              281 TRESSER BOULEVARD
                           STAMFORD, CONNECTICUT 06901


     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box |X|


                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
      TITLE OF UNITS TO BE REGISTERED                AMOUNT TO        PROPOSED MAXIMUM       PROPOSED MAXIMUM        AMOUNT OF
                                                   BE REGISTERED       OFFERING PRICE           AGGREGATE          REGISTRATION FEE
                                                                            PER UNIT(1)       OFFERING PRICE

------------------------------------------------------------------------------------------------------------------------------------
Deferred Compensation Obligations(2).........      $10,000,000              100%               $10,000,000            $3,030.30
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.

(2) The Deferred Compensation Obligations are unsecured obligations of UCAR International Inc. to pay deferred compensation in the future in accordance with the terms of the UCAR International Inc. Compensation Deferral Program (as amended and restated November, 1995).

                                  INTRODUCTION

         This Registration Statement on Form S-8 is filed by UCAR International Inc., a Delaware corporation (the "Registrant"), relating to unsecured obligations of the Registrant to pay deferred compensation in the future (the "Deferred Compensation Obligations") in accordance with the terms of the UCAR International Inc. Compensation Deferral Program (as amended and restated
November, 1995) (together with the amendments thereto, the "Plan"). The document(s) containing information required by the Securities and Exchange Commission (the "Commission") as set forth in Part I of Form S-8 will be sent or given to participants in the Plan which Plan is listed on the cover of this Registration Statement on Form S-8 (the "Registration Statement"), as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirement of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents that the Registrant has previously filed with the Commission are hereby incorporated by reference into the Registration
Statement:

         1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 10-K");

         2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997; and

         3. The portions of the Proxy Statement for the Registrant's 1997 Annual Meeting, held on May 13, 1997, that have been incorporated by reference in the 1996 10-K.

         All reports and other documents that the Registrant subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment indicating that the Registrant has sold all of the securities offered under the Registration Statement or that deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference into the Registration Statement from the date that the Registrant files such report or document. Any statement contained in the Registration Statement or any report or document incorporated into the Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of the Registration Statement, or in any amendment to the Registration Statement, is inconsistent with such prior statement.

         A copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents) may be obtained upon request from the Registrant's office of investor relations, c/o UCAR International Inc., 39 Old Ridgebury Road, Danbury, Connecticut 06817, telephone number (203) 207-7726.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The securities registered hereby are deferred compensation obligations and are fully described in the Plan filed as Exhibits 4.1-4.5 hereto.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware (the "Law") provides as follows:

         "(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         (b) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

         Section 102(b)(7) of the Law provides as follows:

         "(b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:

         (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under section 174 of this title; or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporationw hich is not authorized to issue capital stock, and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with
Section 141(a) of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title."

         The Company maintains a directors' and officers' liability insurance policy which indemnifies directors and officers for certain losses arising from claims by reason of a wrongful act, as defined therein, under certain circumstances.

         In addition, in response to this Item 6, the following information is incorporated by reference: the information included in the description of the Registrant's capital stock contained in the Registrant's Registration Statement on Form 8-A dated July 28, 1995, as updated by any amendment or report filed for the purpose of updating such description; Articles Tenth and Eleventh of the Amended and Restated Certificate of Incorporation of the Registrant incorporated by reference as Exhibit 3.1 to the Registration Statement; and Article V of the Amended and Restated By-Laws of the Registrant incorporated by reference as
Exhibit 3.2 to the Registration Statement.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.


 EXHIBIT
 NUMBER                                     DESCRIPTION

  3.1          Amended  and  Restated  Certificate   of  Incorporation  of  UCAR
               International Inc. (incorporated by reference to the Registration Statement of the Registrant on Form S-1 (File No. 33-94698))

  3.2          Amended  and  Restated  Bylaws   of   UCAR   International   Inc.
               (incorporated by reference to the Registration Statement of the Registrant on Form S-1 (File No. 33-94698))

  4.1 UCAR International Inc. Compensation Deferral Program (as amended and restated November, 1995) (incorporated by reference to the Registration Statement of the Registrant on Form S-1 (File No. 333-1090))

  4.2 First Amendment to such Compensation Deferral Program effective as of January 1, 1995 (incorporated by reference to the Registration Statement of UCAR International Inc. and UCAR Global Enterprises Inc. on Form S-1 (File No. 33-84850))

  4.3 Second Amendment to such Compensation Deferral Program effective as of March 15, 1996 (incorporated by reference to the Annual Report of the Registration Form 10-K for the year ended December 31, 1995))

  4.4 Third Amendment to such Compensation Deferral Program effective as of July 9, 1996 (incorporated by reference to the Quarterly Report of the Registrant on Form 10-Q for the quarter ended March 31, 1996))

  4.5 Fourth Amendment to such Compensation Deferral Program effective as of January 1, 1997 (incorporated by reference to the Annual Report of the Registrant on Form 10-K to the year ended December 31, 1996))

  5           Opinion of Kelley Drye & Warren LLP

EXHIBIT
NUMBER                                      DESCRIPTION

 23.1         Consent of KPMG Peat Marwick LLP

 23.2         Consent of Kelley Drye & Warren LLP (contained in opinion filed as
              Exhibit 5)

 24           Power of Attorney (contained on the signature page hereof)




ITEM 9.  UNDERTAKINGS.

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registrant Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DANBURY, STATE OF CONNECTICUT, ON THE 29TH DAY OF SEPTEMBER, 1997.

                                    UCAR INTERNATIONAL INC.


                                    BY:  /S/ ROBERT P. KRASS
                                         ---------------------------------------
                                         Name:  Robert P. Krass
                                         Title: Chairman of the Board, President
                                                and Chief Executive Officer
                                                (Principal Executive Officer)


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the directors and/or officers of the Registrant whose signature appears below hereby appoints Robert P. Krass, William P. Wiemels and Peter B. Mancino, and each of them severally, as his attorney-in-fact to sign his name and on his behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments to this Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

      SIGNATURES                                         TITLE                                    DATE



/S/ ROBERT P. KRASS                            Chairman of the Board, President             September 29, 1997
--------------------------------------         and Chief Executive OFficer
           Robert P. Krass                     (Principal Executive Officer)

                                                                                            September 29, 1997

/S/ WILLIAM P. WIEMELS                         Vice President, Chief Financial
--------------------------------------         Officer and Treasurer (Principal
           William P. Wiemels                  Financial and Accounting Officer)


/S/ ROBERT D. KENNEDY
--------------------------------------
           Robert D. Kennedy                   Director                                     September 29, 1997


/S/ JOHN R. HALL
---------------------------------------
           John R. Hall                        Director                                      September 29, 1997



/S/ R. EUGENE CARTLEDGE
---------------------------------------
           R. Eugene Cartledge                 Director                                      September 29, 1997




                                  EXHIBIT INDEX


 Exhibit
 NUMBER                                     DESCRIPTION

  3.1         Amended  and  Restated  Certificate  of  UCAR  International  Inc.
              (incorporated by reference to the Registration Statement of the Registrant on Form S-1 (File No. 33-94698))

  3.2         Amended   and   Restated   Bylaws   of   UCAR  International  Inc.
              (incorporated by reference to the Registration Statement of the Registrant on Form S-1 (File No. 33-94698))

  4.1 UCAR International Inc. Compensation Deferral Program (as amended and restated November, 1995) (incorporated by reference to the Registration Statement of the Registrant on Form S-1 (File No. 333-1090))

  4.2 First Amendment to such Compensation Deferral Program effective as of January 1, 1995 (incorporated by reference to the Registration Statement of UCAR International Inc.and UCAR Global Enterprises Inc. on Form S-1 (File No. 33-84850))

  4.3 Second Amendment to such Compensation Deferral Program effective as of March 15, 1996 (incorporated by reference to the Annual
              Report of the Registration Form 10-K for the year ended December 31, 1995))

  4.4 Third Amendment to such Compensation Deferral Program effective as of July 9, 1996 (incorporated by reference to the Quarterly Report of the Registrant on Form 10-Q for the quarter ended March 31,
              1996))

  4.5 Fourth Amendment to such Compensation Deferral Program effective as of January 1, 1997 (incorporated by reference to the Annual Report of the Registrant on Form 10-K to the year ended December 31, 1996))

  5           Opinion of Kelley Drye & Warren LLP

  23.1        Consent of KPMG Peat Marwick LLP

  23.2        Consent of Kelley Drye & Warren LLP (contained in opinion filed as
              Exhibit 5).

  24          Power of Attorney (contained on the signature page hereof)







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